UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 12, 2008
MARLIN BUSINESS SERVICES CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 12, 2008, Marlin Leasing Corporation (a subsidiary of the Registrant) entered into an amendment to its $40 million revolving bank facility that amended the definitions of “Consolidated Net Income”, “Consolidated Net Loss” and “Hedging Liability” to account for the Registrant’s decision, effective July 1, 2008, to discontinue the use of hedge accounting as disclosed in Registrant’s Form 10-Q for the quarterly period ended June 30, 2008, filed on August 5, 2008.   Attached as Exhibit 10.1 to this report, and incorporated herein by reference, is the Fifth Amendment to the Second Amended and Restated Warehouse Revolving Credit Facility Agreement, dated as of September 12, 2008, among Marlin Leasing Corporation, the financial institutions that are party thereto as lenders, and National City Bank, as agent for the lenders.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

10.1
Fifth Amendment to the Second Amended and Restated Warehouse Revolving Credit Facility Agreement, dated as of September 12, 2008, among Marlin Leasing Corporation, the financial institutions that are party thereto as lenders, and National City Bank, as agent for the lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP. (Registrant)
Date: September 15, 2008	/s/ Daniel P. Dyer Daniel P. Dyer Chief Executive Officer

INDEX TO EXHIBITS

10.1
Fifth Amendment to the Second Amended and Restated Warehouse Revolving Credit Facility Agreement, dated as of September 12, 2008, among Marlin Leasing Corporation, the financial institutions that are party thereto as lenders, and National City Bank, as agent for the lenders